Exhibit (10)(xiii)(1)

FIRST AMENDMENT

TO THE NORTHERN TRUST CORPORATION

1997 DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE

DIRECTORS

WHEREAS, Northern Trust Corporation (the “Corporation”) sponsors the Northern Trust Corporation 1997 Deferred Compensation Plan for Non-Employee Directors, as amended and restated effective January 1, 2008 (the “Plan’); and

WHEREAS, the Board of Directors of the Corporation has elected an advisory director to the Board and wishes to amend the Plan to clarify that advisory directors shall be eligible to defer compensation under the Plan;

NOW THEREFORE, in exercise of the amending power reserved to the Corporation under Section 6(a) of the Plan, the Plan is amended as follows, effective October 20, 2009:

1. Section 2(h) is hereby deleted in its entirety and the following new Section 2(h) is substituted therefor:

“(h) the term “Non-Employee Director” shall mean a person who is serving as a member of the Board and is not an employee of the Corporation or any subsidiary or affiliate of the Corporation. The term “Non-Employee Director” shall also include a person who is serving as an advisory director, pursuant to appointment, and designation as such, by the Board, and who is not an employee of the Corporation or any subsidiary or affiliate of the Corporation. References to “Non-Employee Director” and “Director” throughout the Plan shall include all individuals described in the preceding two sentences.”

2. The following sentence is hereby added at the end of the first paragraph of Section 3(a):

“Except as otherwise provided in the following paragraph, a Non-Employee Director shall not be eligible under this Plan to defer all or any portion of his compensation paid in the form of an award designated as an award of “stock units,” even if such award is to be distributed exclusively in cash.”

In all other respects, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed on its behalf on this 20th day of October 2009.

NORTHERN TRUST CORPORATION

By:	/s/ Timothy P. Moen
Name:	Timothy P. Moen
Title:	Executive Vice President and Head of Human Resources and Administration